Exhibit No. 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and Form S-8 (Nos. 333-81352, 333-36380, 333-59601,
33-57658, 333-56572, 333-24705, and 33-49801, and 33-59545, 333-45051, 333-46980
and 333-81292, respectively) of Constellation Energy Group, Inc. of our report dated January 21, 2002 relating to the financial statements of Constellation Energy Group, Inc., which appear in this Form 8-K.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Baltimore, Maryland
March 19, 2002